United States Paragard Product Line of Teva Pharmaceutical Industries Limited

Exhibit 99.1

Special Purpose Statement of Assets Acquired and Liabilities Assumed as of December 31, 2016, and Special
Purpose Statement of Revenues and Direct Expenses for the Year Ended December 31, 2016.

United States Paragard Product Line of Teva Pharmaceutical Industries Limited

Report of Independent Auditors

To the Management of
Teva Pharmaceutical Industries Limited

We have audited the accompanying special purpose financial statements of the United States Paragard Product Line (“Paragard”) of Teva Pharmaceutical Industries Limited (the "Company" or “Teva”), which comprise the special purpose statement of assets acquired and liabilities assumed as of December 31, 2016, and the related special purpose statement of revenues and direct expenses for the year then ended.

Management’s Responsibility for the Special Purpose Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the special purpose financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the special purpose financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the United States Paragard Product Line of Teva Pharmaceutical Industries Limited as of December 31, 2016, and its revenues and direct expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose financial statements were prepared in connection with the Company’s transactions related to the United States Paragard Product Line of Teva Pharmaceutical Industries Limited and, as described in Note 1, were prepared in accordance with an SEC waiver received by the buyer, for the purposes of the buyer complying with Rule 3-05 of the Securities and Exchange Commission’s Regulation SX. These special purpose financial statements are not intended to be a complete presentation of the financial position or results of operations of the United States Paragard Product Line of Teva Pharmaceutical Industries Limited. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 22, 2017

United States Paragard Product Line of Teva Pharmaceutical Industries Limited

SPECIAL PURPOSE STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(U.S. dollars in thousands)

December 31, 2016
Assets Acquired
Inventory	$1,645
Prepaid Assets	457
Identified intangible assets, net - product rights	56,240
Property, plant and equipment, net	1,902
Total assets acquired	$60,244

Liabilities Assumed
Returns reserve	$7,127
Other Liabilities	$119
Total Liabilities Assumed	$7,246

Total assets acquired and liabilities assumed	$52,998

The accompanying notes are an integral part of these special purpose financial statements.

United States Paragard Product Line of Teva Pharmaceutical Industries Limited

SPECIAL PURPOSE STATEMENT OF REVENUES AND DIRECT EXPENSES
(U.S. dollars in thousands)

Year ended December 31, 2016
Net product revenues	$152,139
Cost of sales	26,828
Selling and marketing expenses	51,295
General and administrative expenses	2,541
Total direct expenses	80,664
Net produce revenues net of direct expenses	$71,475

The accompanying notes are an integral part of these special purpose financial statements.

United States Paragard Product Line of Teva Pharmaceutical Industries Limited

NOTE 1 – Background

Teva Pharmaceutical Industries Limited (the “Parent Company”), headquartered in Israel, together with its subsidiaries (the "Company" “Teva” or the “Group”), is engaged in the development, manufacturing, marketing and distribution of generic, specialty, and other pharmaceutical products. The majority of the Group’s revenues are in the United States and Europe. The Group’s main manufacturing facilities are located in Israel, Hungary, United States, Germany, Canada, Japan, Ireland, the United Kingdom, the
Czech Republic, Croatia, Italy, Bulgaria and India.

Teva markets the PARAGARD® product line ("Paragard”), a non-hormonal intrauterine contraceptive, in the United States. Paragard provides women with a highly effective, long-term, reversible, non-hormonal contraceptive option and is the only intrauterine contraceptive approved for up to ten years of continuous use.

On September 11, 2017, Teva entered into an asset purchase agreement (the “Agreement”) under which CooperSurgical, an affiliate of The Cooper Companies (“Cooper”) agreed to acquire certain assets and rights and assume certain liabilities, related to the manufacture, commercialization, distribution, marketing, use and sales of Paragard in a $1.1 billion cash transaction. This Agreement included Teva’s manufacturing facility in Buffalo, NY, which produces Paragard exclusively. The transaction closed on November 1, 2017.

NOTE 2 – Basis of presentation

The accompanying special purpose statements of assets acquired and liabilities assumed as of December 31, 2016 and of revenues and direct expenses for the year then ended of the United States Paragard Product Line of Teva Pharmaceutical Industries Limited (the “Financial Statements”) represent an incomplete presentation of Paragard’s assets, liabilities, revenues and expenses and are therefore not intended to represent the financial condition, results of operations or cash flows of Paragard. These Financial Statements are based upon the Agreement and relief from SEC Rule 3-05, Significant Acquisition Carveout Financial Statement Reporting Requirements, obtained by Cooper from the Securities and Exchange Commission. The statement of assets acquired and liabilities assumed only presents the assets acquired and liabilities assumed in accordance with the agreement. The statement of revenues and direct expenses present only those revenues and expenses related directly to the certain assets to be acquired. The
Financial Statements were derived from the historical accounting records of Teva and were prepared in accordance with the basis of accounting described in these Notes, which is in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

It is impracticable to prepare complete financial statements related to Paragard as Teva never accounted for Paragard on a stand-alone basis or as a separate division or subsidiary. Teva never prepared full standalone or full carve-out financial statements for Paragard and has never maintained the distinct and separate books and records necessary to prepare full stand-alone financial statements.

The operations of Paragard rely, to varying degrees, on Teva for marketing, sales order processing, billing, collection, procurement, customer service, warehousing, information technology, insurance, human resources, accounting, regulatory, treasury, and legal support, and such expenses have been allocated to Paragard in these financial statements. These Financial Statements may not be indicative of the financial condition or results of operations of Paragard on a stand-alone basis, because of the reliance of Paragard on Teva.

The statement of revenues and direct expenses does not include a provision for income taxes as Paragard never functioned on a stand-alone basis; accordingly, no allocation of income taxes has been made to Paragard.

During the fiscal years ended December 31, 2016, Paragard did not have any stand-alone financing requirements, and any cash generated was swept to Teva. As Paragard has historically been managed as part of the operations of Teva and has not been operated on a stand-alone basis, it is not practical to prepare historical cash flow information regarding Paragard’s operating, investing, and financing cash flows. As such, a statement of cash flows was not prepared.

NOTE 3 – Certain expenses and allocations

Cost of sales primarily includes all costs incurred by the site solely dedicated to the manufacture of Paragard. Selling, marketing, general and administrative costs includes certain product-specific legal and product liability costs, advertising costs, shipping and handling costs, and allocated expenses primarily related to cost of labor, costs of outside services and various other costs. Costs associated with advertising, selling, and marketing, general and administrative are expensed in the year incurred. Certain costs

United States Paragard Product Line of Teva Pharmaceutical Industries Limited

and expenses have been allocated by Teva on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method (primarily net product revenues). Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs that would have been incurred if Paragard had been operated on a stand-alone basis for the periods presented.

NOTE 4 – Significant accounting policies

Use of estimates

The preparation of these Financial Statements in conformity with accounting principles generally accepted in U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported. The estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain. The estimation process required to prepare the Financial Statements, including but not limited to, allocations of costs and expenses from the Parent, accounting for deductions from revenue (e.g., rebates, sales discounts, allowances and incentives), determination of useful lives for intangible assets and the assessment of expected cash flow used in evaluating long-lived assets for impairment. Actual results may or may not differ from these estimates. Also, as discussed in note 3, these Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if Paragard had been operated on a stand-alone basis.

Prepaid Assets

Prepaid assets includes the prepaid portion of the PDUFA fees at year end.

Intangible assets

Intangible assets are amortized using the straight-line method over their estimated period of useful life. Amortization of acquired developed products is recorded under cost of sales. Amortization periods for product rights are based on Teva’s assessment of various factors impacting estimated useful lives and cash flows. Such factors include the product’s position in its life cycle, the existence or absence of like products in the market, various other competitive and regulatory issues, and contractual terms. Significant changes to any of these factors may result in a reduction in the intangible’s useful life and an acceleration of related amortization expense. Teva reviews its long-lived assets and performs detailed testing whenever potential impairment indicators are present. The impairment testing involves comparing the carrying amount of the asset to the forecasted undiscounted future cash flows. In the event the carrying value of the asset exceeds the undiscounted future cash flows, the carrying value is considered not recoverable and the impairment exists. An impairment loss is measured as the excess of the asset’s carrying value over its fair value, calculated using discounted future cash flows.

Revenue recognition

The Company recognizes revenues from sales when persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable and collectability is reasonably assured. This generally occurs when products are shipped and title and risk and rewards for the products are transferred to the customer.

Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, returns, Medicaid, prompt pay discounts and other deductions, which can be reasonably estimated. When sales provisions are not considered reasonably estimable by Teva, the revenue is deferred to a future period when more information is available to evaluate the impact.

Calculations for these deductions from sales are based on historical experience and the specific terms in the individual agreements. Chargebacks and rebates are the largest components of sales reserves and allowances. Provisions for chargebacks are determined using historical chargeback experience and expected chargeback levels. Rebates are recognized based on contractual obligations in place at the time of sales with consideration given to relevant factors that may affect the payment as well as historical experience for estimated market activity.

United States Paragard Product Line of Teva Pharmaceutical Industries Limited

The following table summarizes the charges recognized for sales, reserves and allowances provisions ($ in thousands):

	Chargebacks	Rebates	Returns and Other Allowances	Cash Discounts	Total
Year ended
December 31, 2016	$92,555	$17,266	$4,317	$—	$114,138

For the year ended December 31, 2016, over 90% of revenues were to Integrated Commercialization
Solution (“ICS”), Teva’s primary Paragard distributor.

Returns reserve

The returns provision is estimated by applying a historical return rate to the amounts of revenue estimated to be subject to returns. Revenue subject to returns is estimated based on the lag time from time of sale to date of return. The estimated lag time is developed by analyzing historical experience.

In accordance with the Agreement, Cooper has assumed the returns reserve and therefore the statement of assets acquired and liabilities assumed includes a reserve for estimated future returns. Other sales reserves and allowances were not assumed in the agreement and therefore not reflected on the statement of assets acquired and liabilities assumed.

Selling, marketing, general and administrative expenses

Refer to footnote 3 for a description of other costs and expenses and related accounting policies.

Recent accounting pronouncements

In March 2016, the Financial Accounting Standards Board ("FASB") issued guidance on stock compensation. The guidance is intended to simplify several aspects of the accounting for share-based payments, including income tax consequences, classification of awards as either equity or liabilities, and classification in the statement of cash flows. The guidance will be effective for fiscal years beginning after December 15, 2016, including interim periods within that year. Teva has adopted the provisions of this update during 2016. The guidance did not have a material impact on the Financial Statements.

In May 2014, the FASB issued guidance on revenue from contracts with customers that will supersede most current revenue recognition guidance, including industry-specific guidance. The underlying principle is that an entity will recognize revenue upon the transfer of goods or services to customers in an amount that the entity expects to be entitled to in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of the time value of money in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. In March, April and May 2016, the FASB issued three additional updates regarding identifying performance obligations and licensing, certain principal versus agent considerations, and various narrow scope improvements based on practical questions raised by users. The guidance is effective for the interim and annual periods beginning on or after December 15, 2017 (early adoption is permitted for the interim and annual periods beginning on or after December 15, 2016). The guidance permits the use of either a retrospective or cumulative effect transition method. Teva is currently evaluating the impact of the guidance on the Financial Statements

United States Paragard Product Line of Teva Pharmaceutical Industries Limited

NOTE 5 - Inventories

Inventories consisted of the following ($ in thousands):

December 31, 2016
Finished Product	$99
Raw and Packaging Material	640
Product in process	906
$1,645

Inventories are valued at the lower of cost or net realizable value. Cost of raw and packaging materials, purchased products, manufactured finished products, products in process and capitalized production costs are determined predominantly on a standard cost basis, approximating average costs. Other methods which are utilized for determining the value of inventories are moving average, cost basis and the first-in first-out method.

Inventories generally have a limited shelf life and are subject to impairment as they approach their expiration dates. Teva regularly evaluate the carrying value of our inventories and when, in the opinion of management, factors indicate that impairment has occurred, the Company establishes a reserve against the inventories’ carrying value. Teva’s determination that a valuation reserve might be required, in addition to the quantification of such reserve, requires the Company to utilize significant judgment. Although the Company makes every effort to ensure the accuracy of forecasts of future product demand, any significant unanticipated decreases in demand could have a material impact on the carrying value of inventories and reported operating results.

NOTE 6 - Property, plant and equipment

Property, plant, and equipment, net, consisted of the following ($ in thousands):

December 31, 2016
Buildings	$1,502
Machinery and equipment	1,445
Computer equipment and other assets	161
3,108
Less - accumulated depreciation	(1,206)
$1,902

Property, plant and equipment are stated at cost, after deduction of the related investment grants, and depreciated using the straight-line method over the estimated useful life of the assets: buildings, mainly 40 years; machinery and equipment, mainly between 15 to 20 years; and other assets, between 5 to 10 years.

For property, plant and equipment, whenever impairment indicators are identified, Teva reconsiders the asset’s estimated life, calculates the undiscounted value of the asset’s cash flows and compares such value against the asset’s carrying amount. If the carrying amount is greater, Teva records an impairment loss for the excess of book value over fair value. There were no impairment recognized during the year ended December 31, 2016.

Depreciation expense was $146 thousand for the year ended December 31, 2016 and is included in cost of sales.

United States Paragard Product Line of Teva Pharmaceutical Industries Limited

NOTE 7 - Identified intangible assets, net product rights

As of December 31, 2016 the gross and net amounts of intangible assets were ($ in thousands):

December 31, 2016
Product rights	$236,800
Accumulated amortization	(180,560)
Intangible assets, net	$56,240

Product rights are assets presented at amortized cost. The useful life of the Paragard product rights is 10 years.

For identified intangible assets, whenever impairment indicators are identified, Teva reconsiders the asset’s estimated life, calculates the undiscounted value of the asset’s cash flows and compares such value against the asset’s carrying amount. If the carrying amount is greater, Teva records an impairment loss for the excess of book value over fair value. There was no impairment recognized in 2016.

Amortization of intangible assets amounted to $23,680 thousand for the years ended December 31, 2016. Amortization is included in Cost of sales and was deducted from net product revenues in order to calculate revenues net of direct expenses on these Financial Statements.

As of December 31, 2016, the estimated amortization expense of intangible assets for the years 2017 to 2019 is as follows: 2017 to 2018—$23,680 thousand; 2019—$8,880 thousand.

NOTE 8 – Related parties

ANDA, a pharmaceutical products distributor, purchases Paragard products from Teva's primary distributor, ICS. ANDA became a wholly owned subsidiary of Teva on October 1, 2016. From October 1, 2016 to December 31, 2016, ANDA purchased 6,200 units of Paragard from ICS. The value of these purchases was equivalent to approximately 3% of Teva’s 2016 US Paragard net revenues. As of December 31, 2016, ANDA held Paragard inventory of approximately 1,768 finished good units.

NOTE 9 – Subsequent events

The Special Purpose Financial Statements are derived from the financial statements of Teva, which issued its most recent annual financial statements on February 15, 2017. Accordingly, the Company has evaluated transactions for recognized subsequent events in the annual financial statements through February 15, 2017. Additionally, the Company has evaluated transactions that occurred as of December 22, 2017, the date these Financial Statements were available to be issued, for purposes of disclosures of unrecognized subsequent events.

On August 15, 2017, the Company announced an increase to both the Wholesale Acquisition Cost (“WAC”) and contract pricing (excluding government) of 9.4%.